As filed with the Securities and Exchange Commission on November 1, 2016

Registration No. 333-209773

Registration No. 333-200833

Registration No. 333-194094

Registration No. 333-186783

Registration No. 333-180205

Registration No. 333-173210

Registration No. 333-165847

Registration No. 333-160464

Registration No. 333-150102

Registration No. 333-140994

Registration No. 333-137250

Registration No. 333-135677

Registration No. 333-132564

Registration No. 333-131976

Registration No. 333-125760

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-209773

Form S-8 Registration Statement No. 333-200833

Form S-8 Registration Statement No. 333-194094

Form S-8 Registration Statement No. 333-186783

Form S-8 Registration Statement No. 333-180205

Form S-8 Registration Statement No. 333-173210

Form S-8 Registration Statement No. 333-165847

Form S-8 Registration Statement No. 333-160464

Form S-8 Registration Statement No. 333-150102

Form S-8 Registration Statement No. 333-140994

Form S-8 Registration Statement No. 333-137250

Form S-8 Registration Statement No. 333-135677

Form S-8 Registration Statement No. 333-132564

Form S-8 Registration Statement No. 333-131976

Form S-8 Registration Statement No. 333-125760

UNDER

THE SECURITIES ACT OF 1933

Silicon Graphics International Corp.

(Exact name of registrant as specified in its charter)

Delaware	32-0047154
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

900 N. McCarthy Blvd.

Milpitas, California 95035

(Address of Principal Executive Offices)

2014 Omnibus Incentive Plan

2005 Employee Stock Purchase Plan

2005 Equity Incentive Plan

2005 Non-Employee Directors’ Stock Option Plan

2006 New Recruit Equity Incentive Plan

2002 Stock Option Plan

(Full Titles of the Plans)

Jorge L. Titinger

President and Chief Executive Officer

Silicon Graphics International Corp.

900 N. McCarthy Blvd.

Milpitas, California 95035

(Name and Address of Agent for Service)

(669) 900-8000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Silicon Graphics International Corp. (the “Registrant”):

•	Registration Statement No. 333-209773, filed with the SEC on February 26, 2016, pertaining to the registration of 1,200,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2014 Omnibus Incentive Plan, as amended.

•	Registration Statement No. 333-200833, filed with the SEC on December 10, 2014, pertaining to the registration of 2,500,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2014 Omnibus Incentive Plan, as amended, and 2,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Employee Stock Purchase Plan, as amended.

•	Registration Statement No. 333-194094, filed with the SEC on February 24, 2014, pertaining to the registration of 798,805 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended, and 365,263 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Employee Stock Purchase Plan, as amended.

•	Registration Statement No. 333-186783, filed with the SEC on February 21, 2013, pertaining to the registration of 886,075 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended, and 51,653 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Employee Stock Purchase Plan, as amended.

•	Registration Statement No. 333-180205, filed with the SEC on March 19, 2012, pertaining to the registration of 1,295,453 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended, and 1,123,863 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Employee Stock Purchase Plan, as amended.

•	Registration Statement No. 333-173210, filed with the SEC on March 31, 2011, pertaining to the registration of 153,515 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended, and 310,561 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Employee Stock Purchase Plan, as amended.

•	Registration Statement No. 333-165847, filed with the SEC on April 1, 2010, pertaining to the registration of 977,289 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended, 21,164 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Non-Employee Directors’ Stock Option Plan, as amended, and 188,827 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Employee Stock Purchase Plan, as amended.

•	Registration Statement No. 333-160464, filed with the SEC on July 8, 2009, pertaining to the registration of 605,846 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended, 47,539 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Non-Employee Directors’ Stock Option Plan, as amended, and 176,096 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Employee Stock Purchase Plan, as amended.

•	Registration Statement No. 333-150102, filed with the SEC on April 4, 2008, pertaining to the registration of 1,180,516 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended, 16,581 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Non-Employee Directors’ Stock Option Plan, as amended, and 282,796 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Employee Stock Purchase Plan, as amended.

•	Registration Statement No. 333-140994, filed with the SEC on March 1, 2007, pertaining to the registration of 1,129,231 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended, 38,164 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Non-Employee Directors’ Stock Option Plan, as amended, 282,307 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Employee Stock Purchase Plan, as amended, and 500,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2006 New Recruit Equity Incentive Plan, as amended.

•	Registration Statement No. 333-137250, filed with the SEC on September 12, 2006, pertaining to the registration of 500,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2006 New Recruit Equity Incentive Plan, as amended.

•	Registration Statement No. 333-135677, filed with the SEC on July 10, 2006, pertaining to the registration of 1,184,841 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended.

•	Registration Statement No. 333-132564, filed with the SEC on March 20, 2006, pertaining to the registration of 230,404 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Employee Stock Purchase Plan, as amended.

•	Registration Statement No. 333-131976, filed with the SEC on February 22, 2006, pertaining to the registration of 1,000,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2006 New Recruit Equity Incentive Plan, as amended.

•	Registration Statement No. 333-125760, filed with the SEC on June 13, 2005, pertaining to the registration of 2,638,635 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2002 Stock Incentive Plan, as amended, 1,551,291 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Equity Incentive Plan, as amended, 66,667 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Non-Employee Directors’ Stock Option Plan, as amended, and 400,000 shares of the Registrant’s common stock issuable pursuant to the Registrant’s 2005 Employee Stock Purchase Plan, as amended.

The Registrant is filing this Post-Effective Amendment to these Registration Statements to withdraw and remove from registration the registered but unissued securities issuable by the Registrant pursuant to the above-referenced Registration Statements.

On November 1, 2016, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 11, 2016, by and among the Registrant, Hewlett Packard Enterprise Company, a Delaware corporation (“HPE”), and Satellite Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of HPE (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving company and a wholly-owned subsidiary of HPE (the “Merger”).

As a result of the Merger, the offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements have been terminated. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unissued under such Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on November 1, 2016.

Silicon Graphics International Corp.

By:	/s/ Jorge L. Titinger
Jorge L. Titinger President and Chief Executive Officer

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.